KRAMER LEVIN NAFTALIS & FRANKEL LLP



                                         February 26, 2009




Managed Municipal Fund,Inc.
40 West 57th Street, 18th Floor
New York, NY 10019


      Re: Managed Municipal Fund, Inc.
          Post-Effective Amendment No. 24
          File No. 33-32819; ICA No. 811-6023

Gentlemen:

      We hereby consent to the reference of our firm as Counsel in this Post-Effective Amendment No. 24 to Registration Statement No. 33-32819 on Form N-1A.


                                         Very truly yours,



                                         /s/ Kramer Levin Naftalis & Frankel LLP





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